UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 26, 2020

NUTANIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37883	27-0989767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1740 Technology Drive, Suite 150
San Jose, California 95110
(Address of principal executive offices, including zip code)

(408) 216-8360
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.000025 par value per share	NTNX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.
Issuance and Sale of 2.50% Convertible Senior Notes due 2026
On August 26, 2020, Nutanix, Inc. (the “Company”) entered into an investment agreement (the “Investment Agreement”) with BCPE Nucleon (DE) SPV, LP (“Bain”) relating to the issuance and sale to Bain of $750,000,000 in an initial aggregate principal amount of the Company’s 2.50% Convertible Senior Notes due 2026 (the “Notes”). The transactions contemplated by the Investment Agreement (the “Transaction”) are expected to close on or prior to September 24, 2020, subject to satisfaction of the customary closing conditions set forth in the Investment Agreement (the date on which the closing occurs, the “Closing”).
Issuance of Convertible Notes
The Notes will be governed by an indenture (the “Indenture”) between the Company and U.S. Bank National Association, as trustee. The Notes will bear interest at a rate of 2.50% per annum, with such interest to be paid in kind on the Notes held by Bain through an increase in the principal amount of the Notes and in cash on the Notes transferred to entities not affiliated with Bain. Interest on the Notes will accrue from the date of issuance and be added to the principal amount on a semi-annual basis thereafter. The Notes will mature on September 15, 2026, subject to earlier conversion, redemption or repurchase.
The Notes are convertible at the option of the holder at any time until the close of business on the scheduled trading day immediately preceding the maturity date, subject to all applicable conversion restrictions. The Notes will be convertible into shares of the Company’s Class A Common Stock (“Common Stock”) based on an initial conversion rate of 36.0360 shares of Common Stock per $1,000 principal amount of the Notes (which is equal to an initial conversion price of $27.75 per share), in each case subject to customary anti-dilution and other adjustments, including in connection with any make-whole adjustment (as described in the Indenture) as a result of certain extraordinary transactions. In addition, at the one-year anniversary of the date of the Notes, depending on the achievement of financial milestones, the conversion price may be subject to an additional, one-time adjustment, to an amount in the range of $25.25 to $27.75 per share.
On or after September 15, 2025, the Notes will be redeemable by the Company, at the Company’s option, for cash, shares of Common Stock, or a combination of both at the election of the holder of the Notes, for all or any portion of the Notes in the event that the closing sale price per share of the Company’s Common Stock has been at least 150% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including at least one of the five trading days immediately preceding the date on which the Company provides the redemption notice in accordance with the Indenture, during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides the redemption notice at a redemption price of 100% of the principal amount of such Notes, plus any accrued and unpaid interest to, but excluding, the redemption date.
With certain exceptions, upon a Fundamental Change (as defined in the Indenture), which includes, among other things, change of control of the Company or the failure of the Company’s Common Stock to be listed on certain stock exchange, the holders of the Notes may require that the Company repurchase all or part of their Notes in principal amount of $1,000 or an integral multiple thereof at purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change repurchase date.
The Indenture will include customary “events of default,” which may result in the acceleration of the maturity of the Notes under the Indenture. The Indenture will also include customary covenants for convertible notes of this type.
Board Representation
In connection with, and subject to, the Closing, the Company will increase the size of the Company’s Board of Directors (the “Board”) from nine to eleven members and appoint two nominees designated by Bain to the Board. The Bain nominees will be Max de Groen and David Humphrey, managing directors of Bain. The Board will appoint Max de Groen to serve as a Class II director and David Humphrey to serve as a Class III director.
Pursuant to the Investment Agreement, if, at any time, Bain and its affiliates collectively beneficially own less than 50% of the Common Stock underlying the Notes (on an as-converted basis, and assuming full physical settlement), Bain will be entitled to have only one nominee designated to the Board, and if, at any time, Bain and its affiliates collectively beneficially own less than 25% of the Common Stock underlying the Notes (on an as-converted basis, and assuming full physical settlement), Bain will not be entitled to have any nominee designated to the Board.

Standstill Obligations
Pursuant to the Investment Agreement, Bain has agreed, subject to certain exceptions, that for the period commencing on the date of Closing and ending on the earliest of (i) the later of (A) the date on which Bain no longer has a designee serving on the Board (and as of such time Bain no longer has board nomination rights pursuant to the Investment Agreement or otherwise irrevocably waives in a writing delivered to the Company all of such rights) and (B) the two year anniversary of Closing, (ii) the consummation of a change of control of the Company, and (iii) the failure of the stockholders of the Company to elect a director nominated by Bain in accordance with the Investment Agreement (such period, “Standstill Period”), Bain and its affiliates will not, among other things, (i) make, or in any way participate in any “proxy contest” or other solicitation of proxies, (ii) form, join, influence or in any way participate in a voting trust or similar arrangement, (iii) acquire any securities of the Company if, immediately after such acquisition, Bain and its affiliates would collectively beneficially own more than 19.9%, in the aggregate, of the then outstanding Class A Common Stock and Class B Common Stock of the Company (assuming all the Notes are converted on a fully physical settlement basis), (iv) propose or seek to effect any tender or exchange offer, merger or other business combination involving the Company, or make any public statement with respect to such transaction, (v) call or seek to call any meeting of stockholders or other referendum or consent solicitation, or (vi) take action to control or influence the Board.
Transfer and Conversion Restrictions; Registration Rights; Participation Rights; Voting Obligations
The Investment Agreement restricts Bain’s ability to transfer, convert or hedge the Notes to the Company’s Common Stock, subject to certain exceptions specified in the Investment Agreement and summarized below.
Except as described below, prior to the earlier of (i) the date that is 12 months following the date of Closing, and (ii) immediately prior to the consummation of any change of control of the Company or entry into a definitive agreement for a transaction that, if consummated, would result in a change of control of the Company or Fundamental Change, Bain will be restricted from transferring or entering into an agreement that directly or indirectly transfers the economic consequences of ownership of the Notes or converting the Notes. Exceptions include, among others: (A) transfers to affiliates, (B) transfers to the Company or any of its subsidiaries, (C) transfers to a third party for cash solely where the net proceeds of such sale are solely used to satisfy a margin call or repay a permitted loan or (D) transfers in connection with certain merger and acquisition events.
Subject to certain limitations, the Investment Agreement provides Bain with certain registration rights relating to registration of the shares of Common Stock issuable upon conversion of the Notes and, if requested by Bain, the Notes. The Investment Agreement also provides that, subject to certain exceptions, for so long as Bain is entitled to nominate at least one director to the Board, Bain shall vote at each meeting of the stockholders of the Company any shares of Common Stock beneficially owned by it in the same manner as recommended by the Board to the other holders of the Company’s common stock.
The foregoing summaries of the Indenture, the Notes and the Investment Agreement do not purport to be complete and are subject to, and qualified in their entirety by the full text of, as applicable, the Investment Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference, and the Indenture (including the form of Note attached thereto), which will be filed with the U.S. Securities and Exchange Commission (the “SEC”) following and subject to the Closing.
Item 2.02. Results of Operations and Financial Condition.
On August 27, 2020, the Company issued a press release announcing the Company’s financial results for its fourth fiscal quarter and fiscal year ended July 31, 2020. In the press release, the Company also announced that it would be holding a conference call on August 27, 2020 at 5:30 p.m. Eastern Time/2:30 p.m. Pacific Time to discuss its financial results for the fourth fiscal quarter and fiscal year ended July 31, 2020. A copy of the Company’s press release is attached hereto as Exhibit 99.1 (the “Earnings Press Release”) and incorporated herein by reference.
The information provided pursuant to Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the SEC thereunder, or the Exchange Act or the rules and regulations of the SEC thereunder, except as shall be expressly set forth by specific reference in such filing or document.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant
The information related to the issuance of the Notes contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sale of Securities
On August 26, 2020, the Company entered into the Investment Agreement, pursuant to which it agreed to sell $750,000,000 in aggregate principal amount of the Notes to Bain in a private placement pursuant to the exemption from the registration requirements of the Securities Act. The Company will offer and sell the Notes to Bain in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company will rely on this exemption from registration based in part on representations made by Bain in the Investment Agreement.
The information related to the issuance of the Notes contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) CEO Succession Plan
On August 27, 2020, the Board announced that it has initiated a CEO succession plan to identify a candidate to succeed Dheeraj Pandey, given Mr. Pandey’s plans to retire as Chief Executive Officer.  Mr. Pandey intends to continue as Chairman of the Board and Chief Executive Officer until his successor has been selected and appointed.
(d) Election of Directors
As described in Item 1.01 of this Current Report on Form 8-K, the Board will appoint Max de Groen and David Humphrey to serve as directors, in connection with, and subject to, the Closing. It has not yet been determined on which committees of the Board Max de Groen and David Humphrey will serve.
Except for the Investment Agreement, and the transactions contemplated thereby, there are no arrangements or understandings pursuant to which Max de Groen and David Humphrey were appointed to the Board.
Each of Max de Groen and David Humphrey will receive the standard compensation and equity awards provided to the Company’s non-employee directors and committee members for their service pursuant to the Company’s Amended and Restated Outside Director Compensation Policy, which was filed as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2018 filed with the SEC on December 10, 2018. In addition, each of Max de Groen and David Humphrey will enter into the Company’s standard form of director indemnification agreement, which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on December 22, 2015.
Item 8.01. Other Events.
On August 27, 2020, the Company issued a press release announcing the Transaction, and the appointment of Max de Groen and David Humphrey as directors, in connection with, and subject to, the Closing. A copy of the press release is filed as Exhibit 99.2 and incorporated herein by reference.
On August 27, the Company also issued a press release announcing the CEO succession plan as described in this report. A copy of the press release is filed as Exhibit 99.3 and incorporated herein by reference.
In the Earnings Press Release, the Company also announced that the Board has authorized the repurchase of up to $125,000,000 of the Company’s Class A common stock. Repurchases may be made from time to time through open market purchases or through privately negotiated transactions subject to market conditions, applicable legal requirements and other relevant factors. The repurchase program does not obligate the Company to acquire any particular amount of its common stock, and may be suspended at any time at the Company’s discretion.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit Number	Description

	10.1	Investment Agreement, dated as of August 26, 2020, by and among Nutanix, Inc. and BCPE Nucleon (DE) SPV, LP

	99.1	Press release regarding results of operations and financial conditions for fourth fiscal quarter and fiscal year ended July 31, 2020, issued by Nutanix, Inc. on August 27, 2020

	99.2	Press release regarding $750 million investment, issued by Nutanix, Inc. on August 27, 2020

	99.3	Press release regarding CEO succession plan, issued by Nutanix, Inc. on August 27, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTANIX, INC.

Date:	August 27, 2020	By:	/s/ Duston M. Williams
Duston M. Williams
Chief Financial Officer